EXHIBIT 99.5
Unaudited Pro Forma Financial Information
     On July 2, 2010, Blackboard Inc. (“Blackboard” or the “Company”) entered into an Arrangement Agreement to acquire all outstanding shares in the capital of Elluminate, Inc., a Canadian federal corporation (“Elluminate”). On July 2, 2010, the Company entered into an Agreement and Plan of Acquisition to acquire Wimba, Inc., a Delaware corporation (“Wimba”), by merging a wholly owned subsidiary of the Company with and into Wimba. On August 4, 2010 and August 5, 2010, the Company closed its acquisitions of Elluminate and Wimba, respectively.
     The following unaudited pro forma consolidated financial statements have been prepared to give effect to the completed acquisitions of Elluminate and Wimba. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 gives effect to the acquisitions of Elluminate and Wimba as if they had occurred on June 30, 2010. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 is derived from the unaudited historical financial statements of Blackboard and Wimba as of June 30, 2010 and the unaudited internally prepared financial statements of Elluminate as of June 30, 2010. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2010 gives effect to the Elluminate and Wimba acquisitions as if they had occurred on January 1, 2010 and also gives effect to Blackboard’s acquisition of Saf-T-Net, Inc. (“Saf-T-Net”) on March 19, 2010, as if it had occurred on January 1, 2010. The unaudited pro forma consolidated statement of operations is derived from the unaudited historical financial statements of Blackboard and Wimba for the six months ended June 30, 2010, the unaudited internally prepared financial statements of Elluminate for the six months ended June 30, 2010 and the unaudited internally prepared historical financial statements of Saf-T-Net for the period from January 1, 2010 to March 19, 2010. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 gives effect to the Saf-T-Net, Elluminate and Wimba acquisitions as if they had occurred on January 1, 2009 and also gives effect to Blackboard’s acquisition of ANGEL Learning, Inc. (“ANGEL”) on May 9, 2009 as if it had occurred on January 1, 2009. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2009 is derived from the audited historical financial statements of Blackboard, Wimba and Saf-T-Net for the year ended December 31, 2009, the unaudited internally prepared historical financial statements of Elluminate for the year ended December 31, 2009 and the unaudited internally prepared historical financial statements of ANGEL for the period from January 1, 2009 to May 8, 2009.
     The Elluminate and Wimba acquisitions were accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total estimated purchase price, calculated as described in Notes 1 and 2 to the unaudited pro forma consolidated financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the Elluminate and Wimba acquisitions, based on their estimated fair values as of the effective date of the Elluminate and Wimba acquisitions. The preliminary allocation of the purchase price was based upon management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed and such estimates and assumptions are subject to change. The areas of the purchase price allocation that are not yet finalized relate primarily to income and non-income based taxes.
     The unaudited pro forma consolidated financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the companies, as management is in the process of assessing what, if any, future actions are necessary. However, additional liabilities ultimately may be recorded for severance and/or other costs associated with removing redundant operations that could affect amounts in the unaudited pro forma consolidated financial statements, and their effects may be material and would be reflected in the statement of operations.
     The unaudited pro forma consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements and related notes of Blackboard, the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in Blackboard’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 17, 2010 and the Quarterly Report on Form 10-Q for the Six Months ended June 30, 2010, filed on August 9, 2010, as well as the audited historical financial statements and related notes of Elluminate as of October 31, 2009 and for the year then ended and the unaudited historical financial statements and related notes of Elluminate as of July 31, 2010 and for the nine months ended July 31, 2010 and 2009, which are attached as Exhibit 99.3 to this Form 8K/A, and the audited historical financial statements and related notes of Wimba as of December 31, 2009 and for the year then ended and the unaudited historical financial statements and related notes of Wimba as of June 30, 2010 and for the six months ended June 30, 2010 and 2009, which are attached as Exhibit 99.4 to this Form 8-K/A. The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Blackboard that would have been reported had the acquisitions of Elluminate and Wimba been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
BLACKBOARD INC.
AS OF JUNE 30, 2010

				Consolidated
				Pro Forma		Consolidated
	Blackboard	Wimba	Elluminate	Adjustments		Total
	(In thousands)

Current Assets:
Cash and cash equivalents	$137,284	$2,077	$1,767	$(119,052	)(a)	$22,076
Accounts receivable, net	85,003	6,550	6,741	—		98,294
Inventories	228	—	—	—		228
Prepaid expenses and other current assets	17,828	526	271	—		18,625
Deferred tax asset, current portion	66	—	—	1,210	(b)	1,276
Deferred cost of revenues	5,509	—	—	—		5,509

Total current assets	245,918	9,153	8,779	(117,842)		146,008

Deferred tax asset, noncurrent portion	17,136	—	—	6,966	(b)	24,102
Investment in common stock warrant	3,124	—	—	—		3,124
Restricted cash, noncurrent portion	3,863	753	—	—		4,616
Property and equipment, net	37,796	1,895	1,304	—		40,995
Goodwill	355,329	1,445	—	63,814	(c)	420,588
Intangible assets, net	74,107	89	355	39,176	(d)	113,727
Scientific research and development	—	—	427	(427	)(e)	—
Other assets	967	8	—	—		975

Total assets	$738,240	$13,343	$10,865	$(8,313)		$754,135

Current liabilities:
Accounts payable	$3,990	$—	$—	$1,437	(f)	$5,427
Accrued expenses	33,954	—	—	3,911	(f)	37,865
Accounts payable and accrued expenses	—	1,988	2,256	(4,244	)(f)	—
Tax payable	—	—	15	(15	)(f)	—
Deferred rent, current portion	480	—	—	—		480
Current portion of lease obligations	—	160	—	—		160
Deferred tax liability, current portion	543	—	—	782	(b)	1,325
Deferred revenues, current portion	144,545	9,373	6,470	(10,281	)(g)	150,107

Total current liabilities	183,512	11,521	8,741	(8,410)		195,364

Deferred rent, noncurrent portion	11,792	963	—	(963	)(h)	11,792
Lease obligations, net of current portion	—	64	218	763	(i)	1,045
Debt, noncurrent portion	—	—	2,906	(2,906	)(j)	—
Deferred revenues, noncurrent portion	4,722	1,194	—	(786	)(g)	5,130
Deferred tax liability, noncurrent portion	1,695	—	—	8,024	(b)	9,719
Convertible senior notes, net of debt discount	159,242	—	—	—		159,242
Stockholders’ equity (deficit)	377,277	(399)	(1,000)	(4,035	)(k)	371,843

Total liabilities and stockholders’ equity (deficit)	$738,240	$13,343	$10,865	$(8,313)		$754,135

See notes to the unaudited pro forma consolidated financial statements.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
BLACKBOARD INC.
FOR THE SIX MONTHS ENDED JUNE 30, 2010

					Pro Forma		Consolidated
	Blackboard	Saf-T-Net	Wimba	Elluminate	Adjustments		Total
	(In thousands, except per share and share data)

Revenues:
Product	$191,204	$2,668	$8,026	$8,176	$2,766	(l)	$212,840
Maintenance	—	—	—	1,850	(1,850	)(l)	—
Professional services	17,590	—	—	293	—		17,883

Total revenues	208,794	2,668	8,026	10,319	916		230,723
Operating expenses:
Cost of revenues	—	1,299	2,265	—	(3,564	)(n)	—
Cost of product revenues, excludes amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below	51,943	—	—	—	5,604	(o)	57,547
Cost of professional services revenues	9,865	—	—	—	693	(p)	10,558
Product and technology development	—	—	1,965	—	(1,965	)(q)	—
Research and development	24,252	—	—	—	5,475	(q)	29,727
Sales	—	—	—	—	—		—
Marketing	—	—	—	—	—		—
Sales and marketing	53,245	—	3,769	—	6,293	(s)	63,307
General and administrative	31,556	—	2,792	—	314	(t)	34,662
Selling, general and administrative	—	4,902	—	—	(4,902	)(u)	—
Commissions	—	—	—	1,245	(1,245	)(v)	—
Direct costs of sales	—	—	—	493	(493	)(v)	—
Salaries and benefits	—	—	—	7,342	(7,342	)(v)	—
Consulting fees	—	—	—	1,380	(1,380	)(v)	—
Rent	—	—	—	386	(386	)(v)	—
Insurance	—	—	—	37	(37	)(v)	—
Telecommunications	—	—	—	140	(140	)(v)	—
Travel	—	—	—	715	(715	)(v)	—
Advertising and promotion	—	—	—	519	(519	)(v)	—
Meals and entertainment	—	—	—	109	(109	)(v)	—
Office	—	—	—	319	(319	)(v)	—
Professional fees	—	—	—	188	(188	)(v)	—
Scientific research and development refundable	—	—	—	—	—	(v)	—
Bad debts	—	—	—	(4)	4	(v)	—
Bank charges	—	—	—	16	(16	)(v)	—
Amortization of intangibles resulting from acquisitions	18,337	—	—	278	4,131	(w)	22,746

Total operating expenses	189,198	6,201	10,791	13,163	(806)		218,547

Income from operations	19,596	(3,533)	(2,765)	(2,844)	1,722		12,176
Other income (expense), net:
Interest expense	(5,796)	(350)	(14)	(306)	642	(x)	(5,824)
Interest income	71	2	1	11	(81	)(y)	4
Other income (expense), net	(906)	(37)	—	(238)	22		(1,159)

Income (loss) before (provision) benefit for income taxes	12,965	(3,918)	(2,778)	(3,377)	2,305		5,197
(Provision) benefit for income taxes	(3,569)	5	—	(3)	1,769	(z)	(1,798)

Net income (loss)	$9,396	$(3,913)	$(2,778)	$(3,380)	$4,074		$3,399

Preferred stock dividend	—	—	(1,341)	—	1,341	(aa)	—
Accretion of preferred stock	—	—	(103)	—	103	(bb)	—

Net income (loss) attributable to common stockholders	$9,396	$(3,913)	$(4,222)	$(3,380)	$5,518		$3,399

Net income per common share:
Basic	$0.28						$0.10

Diluted	$0.27						$0.10

Weighted average number of common shares:
Basic	33,798,698						33,798,698

Diluted	34,629,788						34,629,788

See notes to the unaudited pro forma consolidated financial statements.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
BLACKBOARD INC.
FOR THE YEAR ENDED DECEMBER 31, 2009

						Pro Forma		Consolidated
	Blackboard	ANGEL	Saf-T-Net	Wimba	Elluminate	Adjustments		Total
		(January 1, 2009 to
		May 8, 2009)
	(In thousands, except per share and share data)
Revenues:
Product	$342,144	$7,423	$9,785	$15,837	$18,744	$207	(l)	$394,140
Maintenance	—	—	—	—	2,278	(2,278	)(l)	—
Professional services	34,856	740	—	—	663	—		36,259
Other	—	15	—	—	—	(15	)(m)	—

Total revenues	377,000	8,178	9,785	15,837	21,685	(2,086)		430,399
Operating expenses:
Cost of revenues	—	3,629	3,016	4,052	—	(10,697	)(n)	—
Cost of product revenues, excludes amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below	90,968	—	—	—	—	14,358	(o)	105,326
Cost of professional services revenues	20,024	—	—	—	—	1,811	(p)	21,835
Product and technology development	—	—	—	2,878	—	(2,878	)(q)	—
Research and development	45,967	1,407	—	—	—	9,185	(q)	56,559
Sales	—	1,037	—	—	—	(1,037	)(r)	—
Marketing	—	275	—	—	—	(275	)(r)	—
Sales and marketing	98,751	—	—	6,680	—	15,135	(s)	120,566
General and administrative	56,387	1,125	—	5,877	—	5,895	(t)	69,284
Selling, general and administrative	—	—	9,760	—	—	(9,760	)(u)	—
Commissions	—	—	—	—	2,960	(2,960	)(v)	—
Direct costs of sales	—	—	—	—	886	(886	)(v)	—
Salaries and benefits	—	—	—	—	11,665	(11,665	)(v)	—
Consulting fees	—	—	—	—	2,537	(2,537	)(v)	—
Rent	—	—	—	—	721	(721	)(v)	—
Insurance	—	—	—	—	175	(175	)(v)	—
Telecommunications	—	—	—	—	229	(229	)(v)	—
Travel	—	—	—	—	1,464	(1,464	)(v)	—
Advertising and promotion	—	—	—	—	1,069	(1,069	)(v)	—
Meals and entertainment	—	—	—	—	250	(250	)(v)	—
Office	—	—	—	—	812	(812	)(v)	—
Professional fees	—	—	—	—	1,197	(1,197	)(v)	—
Scientific research and development refundable	—	—	—	—	(552)	552	(v)	—
Bad debts	—	—	—	—	230	(230	)(v)	—
Bank charges	—	—	—	—	17	(17	)(v)	—
Proceeds from patent judgment	10,984	—	—	—	—	—		10,984
Amortization of intangibles resulting from acquisitions	34,994	—	—	—	452	13,692	(w)	49,138

Total operating expenses	358,075	7,473	12,776	19,487	24,112	11,769		433,692

Income from operations	18,925	705	(2,991)	(3,650)	(2,427)	(13,855)		(3,293)
Other income (expense), net:
Interest expense	(11,999)	—	(635)	(244)	(328)	(5,470	)(x)	(18,676)
Interest income	230	36	—	2	36	(304	)(y)	—
Other income (expense), net	1,453	—	—	—	(1,426)	—		27

Income (loss) before (provision) benefit for income taxes	8,609	741	(3,626)	(3,892)	(4,145)	(19,629)		(21,942)
(Provision) benefit for income taxes	(697)	(269)	—	—	659	9,125	(z)	8,818

Net income (loss)	$7,912	$472	$(3,626)	$(3,892)	$(3,486)	$(10,504)		$(13,124)

Preferred stock dividend	—	—	—	(2,474)	—	2,474	(aa)	—
Accretion of preferred stock	—	—	—	(211)	—	211	(bb)	—

Net income (loss) attributable to common stockholders	$7,912	$472	$(3,626)	$(6,577)	$(3,486)	$(7,819)		$(13,124)

Net income per common share:
Basic	$0.25							$(0.41)

Diluted	$0.24							$(0.41)

Weighted average number of common shares:
Basic	32,065,700					(168,336	)(cc)	32,234,036

Diluted	33,100,858					—	)(cc)	32,234,036

See notes to the unaudited pro forma consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS OF
BLACKBOARD INC.
Note 1. Basis of Pro Forma Presentation
     The unaudited pro forma consolidated financial statements have been prepared by Blackboard Inc. (“Blackboard” or the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Blackboard’s amended Form 8-K prepared and filed in connection with the completion of the acquisitions of Elluminate, Inc. (“Elluminate”) and Wimba, Inc. (“Wimba”).
     Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.
     The information concerning Blackboard has been derived from the audited consolidated financial statements of Blackboard for the year ended December 31, 2009 and unaudited historical consolidated financial statements of Blackboard as of and for the six months ended June 30, 2010. The information concerning ANGEL Learning, Inc. (“ANGEL”) has been derived from the unaudited internally prepared financial statements of ANGEL for the period from January 1, 2009 to May 8, 2009. The information concerning Saf-T-Net, Inc. (“Saf-T-Net”) has been derived from the audited financial statements of Saf-T-Net for the year ended December 31, 2009 and unaudited internally prepared financial statements for the period from January 1, 2010 to March 19, 2010. The information concerning Elluminate has been derived from unaudited internally prepared financial statements of Elluminate for the year ended December 31, 2009 and as of and for the six months ended June 30, 2010 and converted into U.S dollars at the prevailing exchange rates. The information concerning Wimba has been derived from the audited financial statements of Wimba for the year ended December 31, 2009 and the unaudited historical financial statements as of and for the six months ended June 30, 2010.
     The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.
Note 2. Purchase Price Allocation
Elluminate, Inc.
     On August 4, 2010, Blackboard completed its acquisition of Elluminate. Elluminate is a provider of web, audio, video and social networking solutions optimized for teaching, learning and collaboration. The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed acquisition of Elluminate, which was accounted for under the acquisition method of accounting. A total estimated purchase price of approximately $59.5 million (or $58.4 million net of $1.1 million in cash acquired) was used for purposes of preparing the unaudited pro forma consolidated financial statements and total estimated direct transaction costs of approximately $1.0 million were excluded for purposes of preparing the unaudited pro forma consolidated financial statements.
     Under the acquisition method of accounting, the total estimated purchase price is allocated to Elluminate’s net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of August 4, 2010, the effective date of the acquisition of Elluminate. Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Cash and cash equivalents	$1,060
Accounts receivable	5,161
Prepaid expenses and other current assets	1,176
Property and equipment	1,030
Accounts payable	(657)
Accrued liabilities	(3,734)
Deferred tax liabilities, net	(7,331)
Deferred revenue	(2,747)

Net tangible liabilities assumed	(6,042)
Definite-lived intangible assets acquired	24,190
Goodwill	41,304

Total estimated purchase price	$59,452

     Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively. The areas of the purchase price allocation that are not yet finalized relate primarily to income and non-income based taxes.
     Of the total estimated purchase price, a preliminary estimate of $6.0 million has been allocated to net tangible liabilities assumed, and $24.2 million has been allocated to definite-lived intangible assets acquired. Definite-lived intangible assets of $24.2 million consist of the value assigned to Elluminate’s customer relationships of $18.2 million, developed and core technology of $3.7 million, and trademarks of $2.3 million.
     The value assigned to Elluminate’s customer relationships was determined by discounting the estimated cash flows associated with the existing customers as of the date the acquisition was consummated taking into consideration estimated attrition of the existing customer base. The estimated cash flows were based on revenues for those existing customers net of operating expenses and net of capital charges for other tangible and intangible assets that contribute to the projected cash flow from those customers. The projected revenues were based on assumed revenue growth rates and customer renewal rates. Operating expenses were estimated based on the supporting infrastructure expected to sustain the assumed revenue growth rates. Net capital charges for assets that contribute to projected customer cash flow were based on the estimated fair value of those assets. A discount rate of 16.5% was deemed appropriate for valuing the existing customer base and was based on the risks associated with the respective cash flows taking into consideration the Company’s weighted average cost of capital. Blackboard expects to amortize the value of Elluminate’s customer relationships on a straight-line basis over seven years. Amortization of customer relationships is not deductible for tax purposes.
     The value assigned to Elluminate’s developed and core technology was determined by discounting the estimated royalty savings associated with an estimated royalty rate for the use of the technology to their present value. Developed and core technology, which consists of products that have reached technological feasibility, includes products in Elluminate’s current product line. The royalty rates used to value the technology were based on estimates of prevailing royalty rates paid for the use of similar technology and technology in market transactions involving licensing arrangements of companies that operate in service-related industries. A discount rate of 16.5% was deemed appropriate for valuing developed and core technology and was based on the risks associated with the respective royalty savings taking into consideration the Company’s weighted average cost of capital. Blackboard expects to amortize the developed and core technology on a straight-line basis over three years. Amortization of developed and core technology is not deductible for tax purposes.
     The value assigned to Elluminate’s trademarks was determined by discounting the estimated royalty savings associated with an estimated royalty rate for the use of the trademarks to their present value. The trademarks consist of Elluminate’s trade name and various trademarks related to its existing product lines. The royalty rates used to value the trademarks were based on estimates of prevailing royalty rates paid for the use of similar trade names and trademarks in market transactions involving licensing arrangements of companies that operate in service-related industries. A discount rate of 16.5% was deemed appropriate for valuing Elluminate’s trademarks and was based on the risks associated with the respective royalty savings taking into consideration the Company’s weighted average cost of capital. Blackboard expects to amortize the trademarks on a straight-line basis over three years. Amortization of trademarks is not deductible for tax purposes.
     The definite-lived intangible assets acquired will result in approximately the following annual amortization expense (in millions):

2010	$1.8
2011	$4.6
2012	$4.6
2013	$3.8
2014	$2.6
Thereafter	$6.8

$24.2

Of the total estimated purchase price, approximately $41.3 million has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents factors including expected synergies from combining operations and is the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.
     As a result of the acquisition of Elluminate, the Company recorded a net deferred tax liability of approximately $7.3 million in its preliminary purchase price allocation. This balance is comprised of approximately $8.3 million in deferred tax liabilities resulting primarily from the estimated amortization expense of identified intangibles and approximately $1.0 million in deferred tax assets that relate primarily to Canadian tax credits and net operating loss carryforwards.
     In connection with the preliminary purchase price allocation, the Company determined the estimated fair value of the support obligation assumed from Elluminate in connection with the acquisition utilizing a cost build-up approach. The cost build-up approach determines fair value by estimating the costs relating to fulfilling the obligation plus a normal profit margin. The sum of the costs and operating profit approximates the amount that the Company would be required to pay a third party to assume the support obligation. The Company based its estimated costs to fulfill the support obligation on the historical direct costs related to providing the support services and correcting any errors in Elluminate’s software products. These estimated costs did not include any costs associated with selling efforts or research and development or the related fulfillment margins on these costs. Profit associated with selling efforts is excluded because Elluminate had concluded the selling effort on the support contracts prior to August 4, 2010. The Company estimated the profit margin to be approximately 24%, which approximates the Company’s operating profit margin to fulfill the obligations. In allocating the purchase price, the Company recorded an adjustment to reduce the carrying value of Elluminate’s August 4, 2010 deferred support revenue by approximately $10.2 million to $2.7 million, which represents the Company’s estimate of the fair value of the support obligation assumed. As former Elluminate customers renew these support contracts, the Company will recognize revenue for the full value of the support contracts over the remaining term of the contracts, the majority of which are one year.
Wimba, Inc.
     On August 5, 2010, Blackboard completed its acquisition of Wimba. Wimba is a provider of collaborative learning software applications and services to the education industry. The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed acquisition of Wimba, which was accounted for under the acquisition method of accounting. A total estimated purchase price of approximately $59.6 million (or $57.5 million net of $2.1 million in cash acquired) was used for purposes of preparing the unaudited pro forma consolidated financial statements and total estimated direct transaction costs of approximately $0.6 million were excluded for purposes of preparing the unaudited pro forma consolidated financial statements.
     Under the acquisition method of accounting, the total estimated purchase price is allocated to Wimba’s net tangible and intangible assets acquired based on their estimated fair values as of August 5, 2010, the effective date of the acquisition of Wimba. Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Cash and cash equivalents	$2,144
Accounts receivable	4,593
Prepaid expenses and other current assets	308
Property and equipment	1,767
Deferred tax assets, net	7,063
Restricted cash	753
Accounts payable	(161)
Other accrued liabilities	(2,496)
Deferred revenue	(3,547)

Net tangible assets acquired	10,424
Definite-lived intangible assets acquired	15,430
Goodwill	33,713

Total estimated purchase price	$59,567

     Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively. The areas of the purchase price allocation that are not yet finalized relate primarily to income and non-income based taxes.
     Of the total estimated purchase price, a preliminary estimate of $10.4 million has been allocated to net tangible assets acquired, and $15.4 million has been allocated to definite-lived intangible assets acquired. Definite-lived intangible assets of $15.4 million consist of the value assigned to Wimba’s customer relationships of $12.3 million, developed and core technology of $1.8 million, and trademarks of $1.3 million.
     The value assigned to Wimba’s customer relationships was determined by discounting the estimated cash flows associated with the existing customers as of the date the acquisition was consummated taking into consideration estimated attrition of the existing customer base. The estimated cash flows were based on revenues for those existing customers net of operating expenses and net of capital charges for other tangible and intangible assets that contribute to the projected cash flow from those customers. The projected revenues were based on assumed revenue growth rates and customer renewal rates. Operating expenses were estimated based on the supporting infrastructure expected to sustain the assumed revenue growth rates. Net capital charges for assets that contribute to projected customer cash flow were based on the estimated fair value of those assets. A discount rate of 16.5% was deemed appropriate for valuing the existing customer base and was based on the risks associated with the respective cash flows taking into consideration the Company’s weighted average cost of capital. Blackboard expects to amortize the value of Wimba’s customer relationships on a straight-line basis over seven years. Amortization of customer relationships is not deductible for tax purposes.
     The value assigned to Wimba’s developed and core technology was determined by discounting the estimated royalty savings associated with an estimated royalty rate for the use of the technology to their present value. Developed and core technology, which consists of products that have reached technological feasibility, includes products in Wimba’s current product line. The royalty rates used to value the technology were based on estimates of prevailing royalty rates paid for the use of similar technology and technology in market transactions involving licensing arrangements of companies that operate in service-related industries. A discount rate of 16.0% was deemed appropriate for valuing developed and core technology and was based on the risks associated with the respective royalty savings taking into consideration the Company’s weighted average cost of capital. Blackboard expects to amortize the developed and core technology on a straight-line basis over three years. Amortization of developed and core technology is not deductible for tax purposes.
     The value assigned to Wimba’s trademarks was determined by discounting the estimated royalty savings associated with an estimated royalty rate for the use of the trademarks to their present value. The trademarks consist of Wimba’s trade name and various trademarks related to its existing product lines. The royalty rates used to value the trademarks were based on estimates of prevailing royalty rates paid for the use of similar trade names and trademarks in market transactions involving licensing arrangements of companies that operate in service-related industries. A discount rate of 16.0% was deemed appropriate for valuing Wimba’s trademarks and was based on the risks associated with the respective royalty savings taking into consideration the Company’s weighted average cost of capital. Blackboard expects to amortize the trademarks on a straight-line basis over three years. Amortization of trademarks is not deductible for tax purposes.
     The definite-lived intangible assets acquired will result in approximately the following annual amortization expense (in millions):

2010	$1.1
2011	$2.8
2012	$2.8
2013	$2.4
2014	$1.8
Thereafter	$4.5

$15.4

     Of the total estimated purchase price, approximately $33.7 million has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents factors including expected synergies from combining operations and is the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.
     As a result of the acquisition of Wimba, the Company recorded a net deferred tax asset of approximately $7.1 million in its preliminary purchase price allocation. This balance is comprised of approximately $0.5 million in deferred tax liabilities resulting primarily from the estimated amortization expense of identified intangibles and approximately $7.6 million in deferred tax assets that relate primarily to federal and state net operating loss carry forwards.
     In connection with the preliminary purchase price allocation, the Company determined the estimated fair value of the support obligation assumed from Wimba in connection with the acquisition utilizing a cost build-up approach. The cost build-up approach determines fair value by estimating the costs relating to fulfilling the obligation plus a normal profit margin. The sum of the costs and operating profit approximates the amount that the Company would be required to pay a third party to assume the support obligation. The Company based its estimated costs to fulfill the support obligation on the historical direct costs related to providing the support services and correcting any errors in Wimba’s software products. These estimated costs did not include any costs associated with selling efforts or research and development or the related fulfillment margins on these costs. Profit associated with selling efforts is excluded because Wimba had concluded the selling effort on the support contracts prior to August 5, 2010. The Company estimated the profit margin to be approximately 24%, which approximates the Company’s operating profit margin to fulfill the obligations. In allocating the purchase price, the Company recorded an adjustment to reduce the carrying value of Wimba’s August 5, 2010 deferred support revenue by approximately $6.9 million to $3.5 million, which represents the Company’s estimate of the fair value of the support obligation assumed. As former Wimba customers renew these support contracts, the Company will recognize revenue for the full value of the support contracts over the remaining term of the contracts, the majority of which are one year.
Note 3. Pro Forma Adjustments
     Pro forma adjustments are made to reflect the estimated purchase price, to adjust amounts related to Elluminate’s and Wimba’s tangible assets and liabilities and intangible assets to a preliminary estimate of the fair values of those assets and liabilities, to reflect the amortization expense related to the intangible assets and to reclassify certain financial statement amounts to conform to Blackboard’s financial statement presentation.
     The specific pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:
     a) To reflect cash payments made in connection with closing the Elluminate and Wimba acquisitions of $119.1 million.
     b) To reflect net deferred tax assets and liabilities related to the Elluminate and Wimba acquisitions.
     c) To reflect the fair value of acquired goodwill based on net assets acquired and liabilities assumed as if the Elluminate and Wimba acquisitions occurred on June 30, 2010. The difference between the amount recorded on a pro forma basis and the actual balance as of the effective dates of the Elluminate and Wimba acquisitions is the result of changes in the assets and liabilities of Elluminate and Wimba between June 30, 2010 and their respective closing dates of August 4, 2010 and August 5, 2010.
     d) To reflect the fair value from the acquisitions of Elluminate and Wimba of customer relationships estimated to be $18.2 million and $12.3 million, respectively, acquired developed and core technology estimated to be $3.7 million and $1.8 million, respectively, and acquired trademarks estimated to be $2.3 million and $1.3 million, respectively, offset by the removal of the existing balances of $0.4 million and $0.1 million, respectively.
     e) To reflect the fair value of capitalized research and development costs acquired in the acquisition of Elluminate.
     f) To reflect a reclassification of Elluminate and Wimba’s accounts payable and accrued expenses and tax payable to accounts payable and accrued expenses to conform to Blackboard’s financial statement presentation and to reflect an accrual of $0.6 million for estimated Blackboard transaction costs associated with the Elluminate and Wimba acquisitions that were incurred between June 30, 2010 and their respective closing dates of August 4, 2010 and August 5, 2010.
     g) To reflect the fair value of Elluminate’s and Wimba’s assumed legal performance obligations under its software maintenance and support contracts and to eliminate Elluminate’s and Wimba’s deferred revenue that does not represent a legal performance obligation to the combined company. No adjustments were made to the unaudited pro forma consolidated statement of operations related to this pro forma balance sheet adjustment. The deferred revenue, current portion also reflects a $4.8 million adjustment to Elluminate’s deferred revenue to conform the balance to U.S. GAAP.
     h) To reflect the fair value adjustment related to Wimba’s deferred rent balance.
     i) To reflect the fair value adjustment related to Wimba’s lease obligations.
     j) To reflect the payoff of Elluminate’s outstanding debt of $2.9 million in connection with the acquisition.
     k) To eliminate the common stock and stockholders’ deficit balances of Elluminate and Wimba. The adjustment also reflects the corresponding $4.8 million adjustment to Elluminate’s deferred revenue to conform the balance to U.S. GAAP as noted in note g) above and the corresponding $0.6 million adjustment to accrued expenses as noted in note f) above.
     l) To reflect a reclassification adjustment of customer fees for maintenance and support earned by Elluminate that Blackboard classifies as product revenue and to conform Elluminate’s revenue recognition for annual licenses to U.S. GAAP. Of the $2.8 million adjustment to product revenues for the six months ended June 30, 2010, $1.9 million relates to the reclassification of customer fees for maintenance and support and $0.9 million relates to the adjustment to U.S. GAAP. Of the $0.2 million adjustment to product revenues for the year ended December 31, 2009, $2.3 million relates to the reclassification of customer fees for maintenance and support, partially offset by $2.1 million that relates to the adjustment to U.S. GAAP.

     m) To reflect a reclassification adjustment of user conference fees received by ANGEL from customers that Blackboard classifies as a reduction to sales and marketing expenses.
     n) To reflect a reclassification adjustment to conform Saf-T-Net’s and ANGEL’s balances to Blackboard’s financial statement presentation of separately classifying cost of product revenues and cost of professional service revenues and to reflect a reclassification of Wimba’s cost of revenues to cost of product revenues to conform to Blackboard’s financial statement presentation. Of the $3.6 million adjustment for the six months ended June 30, 2010, $1.3 million relates to Saf-T-Net and $2.3 million relates to Wimba. Of the $1.3 million Saf-T-Net adjustment, $1.2 million was reclassified to cost of product revenues and $0.1 million relates to reduction of amortization expense related to fair value adjustment of capitalized software costs. Of the $2.3 million Wimba adjustment, $2.2 million was reclassified to cost of product revenues and $0.1 million relates to reduction of amortization expense related to fair value adjustment of intangible assets. Of the $10.7 million adjustment for the year ended December 31, 2009, $3.6 million relates to ANGEL, $3.0 million relates to Saf-T-Net and $4.1 million relates to Wimba. Of the $3.6 million ANGEL adjustment, $3.0 million was reclassified to cost of product revenues and $0.6 million was reclassified to cost of professional services revenues. Of the $3.0 million Saf-T-Net adjustment, $2.8 million was reclassified to cost of product revenues and $0.2 million relates to reduction of amortization expense related to fair value adjustment of capitalized software costs. Of the $4.1 million Wimba adjustment, $4.0 million was reclassified to cost of product revenues and $0.1 million relates to reduction of amortization expense related to fair value adjustment of intangible assets.
     o) To reflect a reclassification adjustment to conform ANGEL’s, Saf-T-Net’s, Elluminate’s and Wimba’s balances to Blackboard’s financial statement presentation. Of the $5.6 million adjustment for the six months ended June 30, 2010, $1.4 million relates to Saf-T-Net, $2.0 million relates to Elluminate and $2.2 million relates to Wimba. Of the $1.4 million Saf-T-Net adjustment, $1.2 million relates to the reclassification from cost of revenues noted in note n) above and $0.2 million is reclassified from selling, general and administrative expenses noted in note u) below. The $2.0 million Elluminate adjustment relates to the reclassification of Elluminate’s income statement noted in note v) below. The $2.2 million Wimba adjustment relates to the reclassification adjustment from cost of revenues noted in note n) above. Of the $14.4 million adjustment for the year ended December 31, 2009, $3.0 million relates to ANGEL, $4.0 million relates to Saf-T-Net, $3.4 million relates to Elluminate and $4.0 million relates to Wimba. The $3.0 million ANGEL adjustment relates to the reclassification adjustment from cost of revenues noted in note n) above. Of the $4.0 million Saf-T-Net adjustment, $2.8 million relates to the reclassification from cost of revenues noted in note n) above and $1.2 million is reclassified from selling, general and administrative expenses noted in note u) below. The $3.4 million Elluminate adjustment relates to the reclassification of Elluminate’s income statement noted in note v) below. The $4.0 million Wimba adjustment relates to the reclassification adjustment from cost of revenues noted in note n) above.
     p) To reflect the reclassification of Elluminate’s income statement noted in note v) below and to reflect a reclassification adjustment from ANGEL’s cost of revenues noted in note n) above. The $0.7 million adjustment for the six months ended June 30, 2010 relates to the Elluminate reclassification. Of the $1.8 million adjustment for the year ended December 31, 2009, $0.6 million relates to the ANGEL reclassification and $1.2 million relates to the Elluminate reclassification.
     q) To reflect a reclassification adjustment from Saf-T-Net’s selling, general and administrative expenses to separately classify research and development expenses to conform to Blackboard’s financial statement presentation, to reflect the reclassification of Elluminate’s income statement noted in note v) below and to reflect a reclassification adjustment from Wimba’s product and technology development to conform to Blackboard’s financial statement presentation. Of the $5.5 million adjustment for the six months ended June 30, 2010, $3.5 million relates to the Elluminate reclassification and $2.0 million relates to the Wimba reclassification. Of the $9.2 million adjustment for the year ended December 31, 2009, $0.3 million relates to the Saf-T-Net reclassification, $6.0 million relates to the Elluminate reclassification and $2.9 million relates to the Wimba reclassification.
     r) To reflect a reclassification adjustment to conform ANGEL’s balances to Blackboard’s financial statement presentation of combining sales and marketing expenses as a single financial statement line item.
     s) To reflect a reclassification adjustment to conform ANGEL’s, Saf-T-Net’s and Elluminate’s balances to Blackboard’s financial statement presentation. Of the $6.3 million adjustment for the six months ended June 30, 2010, $0.4 million relates to the Saf-T-Net reclassification and $5.9 million relates to the Elluminate reclassification. Of the $15.1 million adjustment for the year ended December 31, 2009, $1.3 relates to the ANGEL reclassification, $2.3 million relates to the Saf-T-Net reclassification and $11.5 million relates to the Elluminate reclassification. The ANGEL adjustment relates to the combining of sales and marketing expenses as a single financial statement line item as noted in note r) above, net of the reclassification adjustment of user conference fees received by ANGEL from customers that Blackboard classifies as a reduction to sales and marketing expenses as noted in note m) above. The Saf-T-Net adjustment is a reclassification from Saf-T-Net’s selling, general and administrative expenses to separately classify sales and marketing expenses to conform to Blackboard’s financial statement presentation. The Elluminate adjustment relates to the reclassification of Elluminate’s income statement noted in note v) below.
     t) To reflect a reclassification adjustment to conform Saf-T-Net’s and Elluminate’s balances to Blackboard’s financial statement presentation and the elimination of transaction costs incurred by Blackboard. Of the $0.3 million adjustment for the six months ended June 30, 2010, $1.0 million relates to the Saf-T-Net reclassification and $0.8 million relates to the Elluminate reclassification, offset by $1.5 million in transaction costs incurred by Blackboard. Of the $5.9 million adjustment for the year ended December 31, 2009, $5.9 million relates to the Saf-T-Net reclassification and $1.5 million relates to the Elluminate reclassification, offset by $1.5 million in transaction costs incurred by Blackboard. The Saf-T-Net adjustment is a reclassification from Saf-T-Net’s selling, general and administrative expenses to separately classify general and administrative expenses to conform to Blackboard’s financial statement presentation as noted in note u) below. The Elluminate adjustment relates to the reclassification of Elluminate’s income statement noted in note v) below.
     u) To reflect a reclassification adjustment from Saf-T-Net’s selling, general and administrative expenses to conform to Blackboard’s financial statement presentation. Of the $4.9 million adjustment for the year ended December 31, 2009, $0.9 million was reclassified to general and administrative expenses as noted in note t) above, $0.4 million was reclassified to sales and marketing expenses as noted in note s) above, $0.2 million was reclassified to cost of product revenues as noted in note o) above, and $3.4 million relates to elimination of certain settlement costs associated with the final settlement, but recorded by Saf-T-Net prior to the closing of the merger with Saf-T-Net. Of the $9.8 million adjustment for the year ended December 31, 2009, $5.9 million was reclassified to general and administrative expenses as noted in note t) above, $2.3 million was reclassified to sales and marketing expenses as noted in note s) above, $0.3 million was reclassified to research and development expenses as noted in note q) above, $1.2 million was reclassified to cost of product revenues as noted in note o) above, and $0.1 million relates to elimination of amortization expense related to deferred financing costs due to repayment of Saf-T-Net’s outstanding notes payable at the closing of the merger with Saf-T-Net.
     v) To reflect a reclassification adjustment to conform Elluminate’s balances to Blackboard’s income statement financial statement presentation.
     w) Blackboard has estimated the pro forma amortization expense for the periods preceding the respective acquisitions for the six months ended June 30, 2010 and the year ended December 31, 2009 related to the intangible assets acquired in the acquisitions of ANGEL, Saf-T-Net, Elluminate and Wimba to be $4.1 million and $13.7 million, respectively. Of the $4.1 million estimated for the six months ended June 30, 2010, $0.7 million relates to the Saf-T-Net acquisition, $2.0 million relates to the Elluminate acquisition, net of previously recorded intangible amortization expense, and $1.4 million relates to the Wimba acquisition. Of the $13.7 million estimated for the year ended December 31, 2009, $3.9 million relates to the ANGEL acquisition, $2.8 million relates to the Saf-T-Net acquisition, $4.2 million relates to the Elluminate acquisition, net of previously recorded intangible amortization expense, and $2.8 million relates to the Wimba acquisition.
     x) To adjust interest expense to reflect as if the acquisitions had occurred at the beginning of the respective periods presented. Of the $0.6 million adjustment to the six months ended June 30, 2010, $0.3 million relates to the elimination of interest expense on Saf-T-Net’s notes payable to reflect the payment of the liability upon closing of the merger with Saf-T-Net and $0.3 million relates to the elimination of interest expense on Elluminate’s note payable to reflect the payment of the liability upon closing of the acquisition of Elluminate. Of the $5.5 million adjustment to the year ended December 31, 2009, $6.4 million relates to interest expense that would have been incurred in order to enter into the acquisitions as of the beginning of the period, partially offset by $0.6 million which relates to the elimination of interest expense on Saf-T-Net’s notes payable to reflect the payment of the liability upon closing of the merger with Saf-T-Net and $0.3 million relates to the elimination of interest expense on Elluminate’s note payable to reflect the payment of the liability upon closing of the acquisition of Elluminate.
     y) To eliminate interest income on cash balances paid as consideration in connection with the ANGEL, Saf-T-Net, Elluminate and Wimba acquisitions.
     z) To properly record the income tax provision to reflect the acquisitions.
     aa) To eliminate the Wimba preferred stock dividend to reflect the acquisition as if it had occurred at the beginning of the respective periods presented.
     bb) To eliminate the accretion expense related to Wimba preferred stock to reflect the acquisition as if it had occurred at the beginning of the respective periods presented.
     cc) To reflect the number of shares of Blackboard’s common stock issued as consideration in the acquisition of ANGEL. For the year ended December 31, 2009, the diluted weighted average number of common shares does not include outstanding stock options as their inclusion would be anti-dilutive.
     The unaudited pro forma consolidated financial statements do not include adjustments for liabilities related to business integration activities for the acquisitions of Elluminate and Wimba as management is in the process of assessing what, if any, future actions are necessary. However, liabilities ultimately may be recorded for costs associated with business integration activities for the acquisitions of Elluminate and Wimba in the Company’s consolidated financial statements.
     Blackboard has not identified any material pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated.
Note 4. Pro Forma Net Loss Per Common Share
     The pro forma basic and diluted net loss per common share is based on the weighted average number of common shares of Blackboard’s common stock outstanding during the period as adjusted to reflect the shares of common stock issued as consideration in the ANGEL merger. The diluted weighted average number of common shares does not include outstanding stock options as their inclusion would be anti-dilutive.